UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 11, 2019
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CARTER VALIDUS MISSION CRITICAL REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item     1.01 Entry into a Material Definitive Agreement.
On June 11, 2019, in connection with Kay C. Neely’s election as Chief Financial Officer, Treasurer and Secretary of Carter Validus Mission Critical REIT, Inc. (the “Company”), as described in Item 5.02 of this Current Report on Form 8-K, the Company entered into an indemnification agreement with Ms. Neely in substantially the same form as the Form of Indemnification Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2015 (the “2015 Form 8-K”). The summary of the Form of Indemnification Agreement contained in Item 1.01 of the 2015 Form 8-K is incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement filed as Exhibit 10.1 to the 2015 Form 8-K.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 11, 2019, Todd M. Sakow resigned as Chief Financial Officer, Treasurer and Secretary of the Company, effective immediately. In connection with Mr. Sakow's resignation, the board of directors elected Kay C. Neely to serve as Chief Financial Officer, Treasurer and Secretary of the Company, effective as of June 11, 2019. Ms. Neely did not enter into any compensatory arrangements or agreements with the Company in connection with her election as Chief Financial Officer, Treasurer and Secretary.
A description of Ms. Neely's background is below.
Kay C. Neely has served as Chief Financial Officer, Treasurer, and Secretary of Carter Validus Mission Critical REIT, Inc. and Chief Financial Officer and Secretary of Carter/Validus Advisors, LLC since June 2019. Ms. Neely has also served as the Chief Financial Officer and Treasurer of Carter Validus Mission Critical REIT II, Inc. and Carter Validus Advisors II, LLC since September 2018, and as Secretary of Carter Validus Mission Critical REIT II, Inc. and Carter Validus Advisors II, LLC since June 2019. Ms. Neely has also served as the Chief Financial Officer, Treasurer and Secretary of Carter Validus REIT Management Company II, LLC and Carter/Validus REIT Investment Management Company, LLC since June 2019. In addition, Ms. Neely has served as the Executive Vice President of Finance and Accounting of CV Data Center Growth & Income REIT Advisors, LLC since November 2018, and has served as President of CV Data Center Growth & Income Fund Manager, LLC and Chief Executive Officer of CV Data Center Real Estate Management Services, LLC since June 2019. Ms. Neely served as the Senior Vice President of Accounting of Carter Validus Advisors II, LLC from January 2016 through September 2018, and as the Senior Vice President of Accounting of Carter/Validus Advisors, LLC from January 2016 through June 2019, where she was responsible for the oversight of the accounting and financial reporting functions, as well as managing all accounting department personnel. Ms. Neely brings approximately 18 years of real estate accounting and operations experience. Ms. Neely began her career with KPMG LLP in 1999 as a staff accountant in the audit practice and became a manager in June 2003, serving in such capacity until June 2005. From June 2005 to January 2008, Ms. Neely was an audit senior manager with KPMG LLP, where she planned, organized, staffed and administered audit engagements for public and private entities primarily in the real estate sector, including real estate investment trusts and investment funds. From March 2010 to January 2016, Ms. Neely was Associate Director of Audit Resource Management at KPMG LLP, where she managed the daily operations and financial planning for audit practices in 10 offices located in the Southeast and Puerto Rico, which consisted of over 400 audit partners, managers and staff. Ms. Neely graduated in the top 10% of her class at Emory University, Goizueta Business School in Atlanta, Georgia in 1998 with a Bachelor in Business Administration with concentrations in Accounting and Finance. She holds a current Certified Public Accountant license in the state of Georgia.

Item 8.01    Other Events.
On June 11, 2019, Todd M. Sakow resigned as Chief Financial Officer and Secretary of the Company’s advisor, Carter/Validus Advisors, LLC (the “Advisor”). Mr. Sakow will remain with the Advisor as Senior Advisor, where he will advise the Advisor upon the request of the Chief Executive Officer of the Advisor.
Kay C. Neely was appointed Chief Financial Officer and Secretary of the Advisor, effective June 11, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Dated: June 12, 2019	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer